Exhibit 99.1

INSTALLED BUILDING PRODUCTS ANNOUNCES LAUNCH OF EQUITY FOLLOW-ON OFFERING

Columbus, Ohio, June 9, 2014. Installed Building Products, Inc. (the “Company” or “IBP”), an industry-leading installer of insulation products, announced today the launch of a secondary offering of 8,100,000 shares of its common stock to be sold by IBP Investment Holdings, LLC (“Investment Holdings”) and Cetus Capital II, LLC (together with Investment Holdings, the “Selling Stockholders”). The underwriters will have the option to purchase up to 1,215,000 additional shares of common stock from the Company. In connection with the proposed offering, the representatives of the underwriters for the Company’s initial public offering in February 2014 have agreed to waive the lock-up restrictions applicable to the selling stockholders and the Company in order to permit the offer and sale of the shares by the selling stockholders and the Company and the other transactions set forth in the registration statement for the proposed offering.

IBP will not receive any proceeds from the sale of shares by the selling stockholders. If the underwriters exercise their option to purchase additional shares, IBP will use the net proceeds therefrom for general corporate purposes, which may include acquisitions.

UBS Investment Bank, Deutsche Bank Securities and RBC Capital Markets are acting as joint bookrunners for the offering. Zelman Partners LLC is acting as lead manager and BB&T Capital Markets, KeyBanc Capital Markets and SunTrust Robinson Humphrey are acting as co-managers for the offering.

The Company has filed a registration statement (including a preliminary prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the preliminary prospectus relating to the offering, when available, may be obtained from:

UBS Investment Bank	Deutsche Bank Securities
Attention: Prospectus Department	Attention: Prospectus Group
299 Park Avenue	60 Wall Street
New York, NY 10171	New York, NY 10005-2836
Phone: (888) 827-7275	Email: prospectus.cpdg@db.com
Phone: (800) 503-4611

RBC Capital Markets
Attn: Equity Syndicate
Three World Financial Center
200 Vesey Street, 8th Floor
New York, NY 10281-8098
Phone: (877) 822-4089

About Installed Building Products

Installed Building Products, Inc. is the nation’s second largest insulation installer for the residential new construction market and also a diversified installer of complementary building products, including garage doors, rain gutters, shower doors, closet shelving and mirrors, throughout the United States. The Company manages all aspects of the installation process for its customers, including direct purchases of materials from national manufacturers, supply of materials to job sites and quality installation. The Company offers its diverse portfolio of services for new and existing single-family residential, multifamily, and commercial building projects from its national network of branch locations.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the proposed offering and the Company’s proposed use of proceeds, if any. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intends,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Contact Information:

Investor Relations:

614-221-9944

investorrelations@installed.net

Media:

Phil Denning / Jason Chudoba

203-682-8246 / 646-277-1249

Phil.denning@icrinc.com / Jason.chudoba@icrinc.com